CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

REVOLVING LOAN AND SECURITY AGREEMENT

This REVOLVING LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of November 28, 2014, by and among IRONCLAD PERFORMANCE WEAR CORPORATION, a California corporation (“Ironclad California”), IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada corporation (“Ironclad Nevada”, and, collectively with Ironclad California, “Borrower”), and CAPITAL ONE, N.A. (“Bank”).

WHEREAS, Borrower has requested that Bank provide Borrower with a revolving credit facility; and

WHEREAS, Bank is willing to provide such revolving credit facility to Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITION OF TERMS

1.1 Definitions. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report, or other Security Documents made or delivered pursuant to this Agreement, the following terms have the meanings assigned to them in this Section or in the Section or recital referred to below:

“Account” and “Account Receivable” includes accounts, accounts receivable, notes, notes receivable, rental agreements and other rights to collect rent, contract rights, drafts, acceptances, instruments, chattel paper, general intangibles, and other forms of obligation or rights to payment and receivables, whether or not yet earned by performance, including state and federal tax refunds.

“Account Debtor” means the party who is obligated on or under any Account or contract right.

“Affiliate” of a Person means any Person controlling, controlled by or under common control with, such Person.

“Agreement” means this Revolving Loan and Security Agreement, including the Schedules and Exhibits hereto, as the same may be modified, amended, renewed, extended, or restated from time to time.

“Audits” has the meaning set forth in Section 8.

“Borrowing Base” means an amount equal to up to eighty percent (80%) of the value of Borrower’s Eligible Accounts, plus up to fifty percent (50%) of the value of Borrower’s Eligible Inventory, plus up to thirty-five percent (35%) of the value of Borrower’s Eligible In-Transit Inventory, minus the Borrowing Base Reserve; provided, however, that the portion of the Borrowing Base attributable to the sum of Borrower’s Eligible Inventory plus Borrower’s Eligible In-Transit Inventory shall not exceed fifty percent (50%) of the Revolving Line Limit; provided, further, that in no event shall the Borrowing Base exceed the Revolving Line Limit.

“Borrowing Base Reserve” means, (i) initially, $[***], and (ii) once Borrower’s EBITDAS exceeds $[***] on a trailing twelve-month basis, $0.00.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks are authorized to be closed under the laws of the State of Texas.

REVOLVING LOAN AND SECURITY AGREEMENT	1

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Change in Control” means a transfer of ownership or control of Stock in a Person equal to or greater than fifty percent (50%).

“Code” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

“Collateral” means any and all personal or intangible property of Borrower in which Bank acquired, now has, or by this Agreement or any other agreement acquires, or hereafter acquires a security interest or other rights or interests as security for the Indebtedness, including, without limitation, Borrower’s obligations under this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et seq.), as amended from time to time, and any successor statute.

“Constituent Documents” means, with respect to any Person, its partnership agreements, limited liability company agreements, articles of organization, regulations, articles or certificate of incorporation, bylaws, organizational documents, trust agreement, or such other document as may govern such Person’s formation, organization, and management.

“Debt Service Coverage Ratio” means, with respect to Borrower and its subsidiaries, the ratio of (a) EBITDAS to (b) the sum of the current portion of the Indebtedness, plus interest expense, plus all Subordinated Debt payments, calculated in accordance with GAAP.

“Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally.

“Distributions” means, with respect to any Stock issued by any Person, (a) the retirement, redemption, purchase, or other acquisition for value of such Stock by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to such Stock by such Person, and (c) any other payment or distribution of any kind by such Person with respect to such Stock.

“Dominion Account” has the meaning set forth in Section 9.1.

“EBITDAS” means, as of any applicable date of determination and as determined in accordance with GAAP, the net income of Borrower for the twelve (12)-month period then ended, plus (a) interest expense, tax expense, depreciation and amortization expenses, and stock option expenses for the same period, excluding (b) (i) any extraordinary gain or loss, and any interest income from Affiliates of the Borrower for the same period, and also excluding (ii) gains or losses resulting from changes of market values of any interest rate Hedge Agreement to which Borrower is a party.

“Eligible Account” means an Account of Borrower which meets each of the following requirements:

(a) it arises from the sale of goods or from services rendered, such goods have been shipped or delivered to the Account Debtor under such Account and such services have been fully performed and have been accepted by the Account Debtor, and the Borrower’s full right to payment for all sums due from such Account Debtor with respect to such Account has been earned and then be due and payable;

(b) it is a valid and legally enforceable obligation of the Account Debtor thereunder according to its express terms, and is not subject to any offset, counterclaim, cross-claim, or other defense on the part of such Account Debtor denying liability thereunder in whole or in part;

REVOLVING LOAN AND SECURITY AGREEMENT	2

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) it is not subject to any Lien, security interest or similar adverse rights or interests whatsoever other than the security interest in favor of Bank hereunder;

(d) it is evidenced by an invoice, dated the date of shipment (in the case of goods sold or leased) or the date of performance (in the case of services rendered) and having payment terms acceptable to the Bank;

(e) it is not owing by an Account Debtor whose obligations the Bank, acting in its sole discretion, has notified the Borrower are not deemed to constitute an Eligible Account;

(f) it is not due from an Affiliated corporation or entity, subsidiary corporation or entity, parent corporation or entity, stockholder, officer, director or employee of Borrower or any such Affiliate, subsidiary, or parent corporation or entity; or any individual or entity Affiliated or related to any of the foregoing, whether by blood, marriage, or otherwise;

(g) it is not due from an individual consumer;

(h) it does not constitute retainages, progress billings, or deferred payments under a contract not fully performed;

(i) it is not evidenced by an instrument, promissory note or chattel paper;

(j) it does not constitute, in whole or in part, interest or finance charges on outstanding balances;

(k) it is an Account with respect to which no return, repossession, rejection, cancellation, repudiation, or bankruptcy has occurred or has been threatened;

(l) it is an Account with respect to which Borrower continues to be in full conformity with the representations, warranties, and covenants of Borrower made with respect thereto;

(m) it is not subject to any sales terms, trial terms, sales-or-return terms, consignment terms, guaranteed sales performance or warranties or representations relating to minimum sales volume, C.O.D. terms, cash terms, or similar terms or conditions;

(n) it is not owed by an Account Debtor that is not an individual residing in the United States or a corporation or partnership organized and validly existing under the laws of a state within the United States, unless payment is secured by a letter of credit acceptable to Bank;

(o) it is not an Account subject, in whole or in part, to any “bill and hold” or similar arrangement pursuant to which the invoice is delivered prior to the actual delivery of the sold or leased goods or the performance of the services;

(p) it is not an Account with respect to which (i) sixty (60) days or more has passed since the invoice due date, if the invoice due date is less than or equal to ninety (90) days from the date of the invoice, (ii) one hundred and fifty (150) days or more has passed since the date of the invoice, if the invoice due date is greater than ninety (90) days from the date of the invoice, or (iii) sixty (60) days or more has passed since the invoice due date, if the Account Debtor is [***],[***], or [***];

REVOLVING LOAN AND SECURITY AGREEMENT	3

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(q) it is not owed by any Account Debtor with respect to which fifty percent (50%) or more of its total Accounts owing to the Borrower remain unpaid after (i) sixty (60) days from the relevant invoice due date, if the invoice due date is less than or equal to ninety (90) days from the date of the invoice, (ii) one hundred and fifty (150) days from the relevant invoice due date, if the invoice due date is greater than ninety (90) days from the date of the invoice, or (iii) sixty (60) days from the relevant invoice due date, if the Account Debtor is [***];

(r) it is not an Account owed by an Account Debtor whose account balance exceeds twenty-five percent (25%) of the total of Borrower’s aggregate Accounts Receivable, except to the extent of such Eligible Accounts of such Account Debtor that do not exceed twenty-five percent (25%) of the total of Borrower’s aggregate Accounts Receivable, or except as expressly permitted from time to time by Bank exercising its reasonable credit judgment;

(s) it is not an Account as to which Borrower or any other party to such Account is in default in the performance or observance of any of the terms thereof;

(t) it is not an Account in which the Account Debtor is the United States of America or any department, agencies, or instrumentality thereof, unless Borrower assigns its rights to payment of such Account to Bank, in form and substance satisfactory to Bank, and so as to comply with all requirements of the law;

(u) it is not an Account that Bank exercising its reasonable credit judgment, has deemed to be unacceptable;

(v) it is not a contra Account;

(w) it is not an “On Credit Hold” Account; and

(z) it is not an Account that has had a net positive credit balance for more than sixty (60) days.

“Eligible In Transit Inventory” means Inventory that would otherwise constitute Eligible Inventory except for the fact that it is in transit, and that has been produced, is in transit to one of Borrower’s places of business, and is fully insured against loss or damage while in transit.

“Eligible Inventory” means Inventory of Borrower meeting each of the following requirements:

(a) it is not subject to special marketing conditions or marketability limitations judged by the Bank, in its sole discretion, to be unacceptable;

(b) it is not Work in Progress, parts, supplies, nor does it include any Packaging and Supplies, marketing materials, promotional items, private label inventory, or inventory subject to patents, trademarks or licenses owned by a third party;

(c) it is not materials or supplies used or to be used, or consumed or to be consumed in the normal course of business of Borrower;

(d) it is new and unused;

(e) it is owned by Borrower and is not subject to any lien or security interest whatsoever, other than the security interest granted to Bank hereunder;

(f) it is held for sale in the normal and ordinary course of Borrower’s business;

REVOLVING LOAN AND SECURITY AGREEMENT	4

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) it is located at one of Borrower’s places of business in the United States and is not in transit;

(h) it is not of a type of inventory that is subject to any recall, class action litigation, governmental action, order, inquiry or investigation;

(i) it is not located on any leased premises unless Bank has a signed landlord subordination agreement from the relevant landlord in form and substance acceptable to Bank;

(j) it is not on consignment and no warehouse receipt or document of title is or has been issued in respect of such Inventory;

(k) it is not expired, opened, discontinued, obsolete or damaged inventory; and

(l) it is not inventory or of a class of inventory which is considered by Bank, exercising its reasonable credit judgment, to be “slow moving” or “excess inventory” based, in part, upon whether the inventory or class of inventory exceeds a one (1) year supply based on recent sales or usage based on a rolling twelve (12) months.

The value of all Eligible Inventory shall be determined on the basis of any and all factors and criteria as the Bank, in its sole discretion, and without reference to any standards of reasonableness shall deem appropriate, including, without limitation, that unless the Bank shall determine that some other basis is more appropriate, such value shall be determined on the basis of the lower of cost or market value, net of all handling charges, taxes, assessments, and interest and finance charges.

“Environmental Laws” means any Legal Requirement pertaining to air, emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, industrial hygiene, or other environmental, health, or safety matters or conditions on, under or about real property or any portion thereof, and similar laws of any Governmental Authority having jurisdiction over real property as such Legal Requirement may be amended or supplemented from time to time, and regulations promulgated and rulings issued pursuant to such laws.

“Equipment” means any “equipment” as such term is defined in Section 9.102(33) of the UCC, now owned or hereafter acquired by Borrower and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, leasehold improvements, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” has the meaning set forth in Section 10.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations there under at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

REVOLVING LOAN AND SECURITY AGREEMENT	5

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“GAAP” means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board and the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

“General Intangibles” means any “general intangibles” as such term is defined in Section 9.102(42) of the UCC, now owned or hereafter created or acquired by Borrower, and in any event shall include, without limitation, all choses in action, causes of action, corporation or other business records, deposit accounts, Intellectual Property inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, rights to royalties, blueprints, drawings, confidential information, catalogs, sales literature, video tapes, consulting agreements, employment agreements, customer lists, tax refund claims, computer programs, insurance policies, deposits with insurers, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

“Governmental Authority” means, with respect to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, or other governmental authority having jurisdiction over such Person or any of its business, operations, or properties.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

“Guaranty” of any Person means any contract or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Liabilities of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including agreements to insure the holder of the Liabilities of the Primary Obligor against loss in respect thereof.

“Hazardous Material” means any hazardous, toxic, or dangerous waste, substance, or material defined as such in or for the purpose of any Environmental Law.

“Hedge Agreement” means (a) any agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, credit derivative transaction, forward rate agreement, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, cap agreement, floor agreement, collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, spot contract, or any other similar agreement (including any option to enter into any of the foregoing), whether or not such agreement is governed by or subject to any master agreement, (b) any and all agreements of any kind, and any and all related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement, or (c) any combination of the foregoing.

“Indebtedness” means all present and future indebtedness, obligations, and Liabilities and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Bank by Borrower and its Affiliates, whether arising pursuant to any of the Security Documents, or otherwise, and all renewals and extensions thereof, together with all interest accruing thereon and reasonable costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof.

REVOLVING LOAN AND SECURITY AGREEMENT	6

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Intellectual Property” means all trademarks, tradenames, trade-dress, operating manuals, software, copyrights, patents and applications owned, licensed or used by Borrower or its subsidiaries.

“Inventory” means any “inventory” as such term is defined in Section 9.102(48) of the UCC, wherever located, now owned or hereafter acquired by Borrower and, in any event, shall include, without limitation, all and related merchandise and other personal property now owned or hereafter acquired by Borrower that are held for sale or lease, or are furnished or to be furnished under a contract of service or are raw materials, work in process, or materials or supplies used or to be used, or consumed or to be consumed, in Borrower’s business, and all shipping and packaging materials relating to any of the foregoing.

“Investment” in any Person means any investment, whether by means of Stock purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, the Guaranty of any Liabilities of such Person, or the subordination of any claim against such Person to other Liabilities of such Person.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty as in effect on the date in question.

“Liabilities” means (without duplication), with respect to any Person, all indebtedness, obligations, and liabilities of such Person, including, without limitation, (a) all “liabilities” which would be reflected on a balance sheet of such Person, (b) all obligations of such Person in respect of any guaranty, letter of credit, or bankers’ acceptance, (c) all obligations of such Person in respect of any capital lease, (d) all obligations, indebtedness, and liabilities secured by any lien or any security interest on any property or assets of such Person, and (e) any obligation to redeem or repurchase any of such Person’s Stock.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Liabilities, whether arising by agreement or under any statute or law, or otherwise.

“Loan Account” means a record maintained by Bank setting forth all borrowings, charges, expenses, payments, credits and debits of Borrower.

“Lockbox” has the meaning set forth in Section 9.1.

“Lockbox Agreement” has the meaning set forth in Section 9.1.

“Material Adverse Effect” means any material adverse changes in, or effect upon, (a) the validity, performance, or enforceability of any Security Documents, (b) the financial condition or business operations of Borrower and Guarantors, taken as a whole, or (c) the ability of Borrower to fulfill its obligations under the Security Documents.

“Maturity Date” means November 30, 2016.

“Maximum Rate” means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law.

“Overadvance” has the meaning set forth in Section 2.4.

“Overline” has the meaning set forth in Section 2.4.

REVOLVING LOAN AND SECURITY AGREEMENT	7

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Packaging and Supplies” means boxes, labels, cartons pallets, etc., which are not Inventory, but are listed or tracked within Borrower’s inventory system.

“Person” means an individual, corporation, joint venture, general or limited partnership, limited liability company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

“Permitted Liens” means (a) Liens imposed by mandatory provisions of law such as for materialmen’s, mechanic’s, warehousemen’s, and other Liens of a similar nature arising in the ordinary course of Borrower’s business, securing a Liability not yet due and liens of Landlord’s arising pursuant to the terms of real property leases for which a Landlord’s Waiver has been obtained, (b) Liens for taxes imposed upon a Person or upon such Person’s income, profits, or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves are maintained in accordance with GAAP, (c) good faith deposits in connection with leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs, duties, or other similar charges, (d) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, (e) purchase money security interests that Bank has consented to in writing, (f) Liens held by Bank, (g) the interests of lessors under operating leases which are subordinate to Bank, (h) Liens set forth on Schedule 7.5 hereto.

“Potential Default” means the occurrence of any event which in and of itself would be an Event of Default with passage of time or giving of notice or both.

“Proceeds” means all forms of payment received by or due to Borrower from the collection of Accounts or sale, lease, exchange, collection, or other disposition of inventory or other property constituting Collateral hereunder and any and all claims against any third party for loss or damage to any Collateral, including insurance claims, and further, without limiting the generality of the foregoing, Proceeds shall include all Accounts, checks, cash, money orders, drafts, chattel paper, instruments, notes, or other documents evidencing payment obligations to Borrower for sale or exchange of Collateral.

“Properties” means all of a Person’s property of every kind and character, personal, intangible and mixed.

“Qualified ECP Guarantor” means at any time, a corporation, partnership, proprietorship, organization, trust or other entity with total assets exceeding $10,000,000.00.

“Revolving Line” means a line of credit in favor of Borrower in the maximum amount of the Revolving Line Limit.

“Revolving Line Limit” means Six Million and No/100 Dollars ($6,000,000.00), except as provided in Section 2.6.

“Revolving Loan” means the revolving credit facility made or to be made hereunder to Borrower by Bank pursuant to Section 2.1.

“Revolving Note” means the Revolving Line of Credit Note, dated the date hereof, evidencing the Revolving Loan executed by Borrower and delivered to the Bank pursuant to the terms of this Agreement in the maximum principal amount of $6,000,000.00, together with any renewals, extensions, or modifications thereof.

“Security Documents” means this Agreement, the Revolving Note, any Specified Hedge Agreement, the closing documents set forth on Exhibit “C” attached hereto, and any agreements, documents (and with respect to this Agreement, and such other agreements and documents, any renewals, extensions, amendments, or supplements thereto), or certificates at any time executed or delivered pursuant to the terms of this Agreement.

REVOLVING LOAN AND SECURITY AGREEMENT	8

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Specified Hedge Agreement” means any Hedge Agreement entered into by the Borrower and Bank related to interest rates under this Agreement.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Subordinated Debt” means all Liabilities of Borrower to its subordinated creditors that are expressly and validly subordinated to the Indebtedness pursuant to documents in form and substance acceptable to Bank.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, limited liability company or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either: (a) in respect of a corporation or limited liability company, owns or controls more than fifty percent (50%) of the outstanding stock or other ownership interests, having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency; or (b) in respect of an association, partnership, joint venture, or other business entity, is entitled to share in more than fifty percent (50%) of the profits and losses, however determined.

“Swap Obligation” means any Specified Hedge Agreement that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Tangible Net Worth” means, with respect to any Person, net worth plus all Subordinated Debt, less (i) any and all loans and other advances to Affiliates, subsidiaries, parent, employees, officers, stockholders, directors, or other related entities; (ii) notes, notes receivable, accounts, accounts receivable, inter-company receivable, and other amounts owing from Affiliates, subsidiaries, parent, employees, officers, stockholders, directors, or other related entities; (iii) treasury stock, good will, trademarks, trade names, patents, and deferred charges; and (iv) any and all other intangible assets, calculated in accordance with GAAP.

“UCC” means the Texas Business and Commerce Code, as amended, or, if applicable, the Uniform Commercial Code, as adopted by any state whose laws govern any aspect of the obligations of the parties hereunder.

“Work in Progress” means further process is required to consider the item a finished good. Work in Progress items are “in between” the raw material and finished goods state.

1.2 Accounting Terms. As used in this Agreement, and in the Revolving Note, and in any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, has, as of any date, the respective meanings given to them under GAAP and all references to balance sheets or other financial statements means such statements, prepared in accordance with GAAP as of such date.

REVOLVING LOAN AND SECURITY AGREEMENT	9

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.3 Rules of Construction. When used in this Agreement: (a) “or” is not exclusive; (b) a reference to a law includes any amendment or modification to such law; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular shall include the plural and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument, or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Security Documents; (f) all references to Sections, Schedules, or Exhibits shall be to Sections, Schedules, or Exhibits of this Agreement, unless otherwise indicated; (g) all Exhibits to this Agreement shall be incorporated into this Agreement; (h) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation;” and (i) except as otherwise provided herein, in the computation of time from a specified date to a later specified date, the word “from” means “from and including” and words “to” and “until” each mean “to but excluding.”

SECTION 2

THE REVOLVING LINE

2.1 Revolving Loan. Subject to the terms and conditions of this Agreement, and so long as no Potential Default or Event of Default has occurred and is continuing:

(a) From the date hereof until the Maturity Date, or such future date to which the Maturity Date may be extended, the Bank agrees to extend to Borrower a revolving credit line in the amount of the Borrowing Base; provided, however, that in no event shall the aggregate sum of all advances made by the Bank to Borrower under the Revolving Loan exceed the Revolving Line Limit. Within such limits, the Borrower may borrow, repay, and reborrow hereunder, from the date of this Agreement until the Maturity Date.

(b) Each request by a Borrower for an advance under the Revolving Loan shall be received by a duly authorized representative of Bank not later than 11:00 a.m. Texas time, on the date of the requested advance, which shall be on a Business Day. Further, each such request for advance shall be in writing and shall specify: (i) the amount of the requested advance; and (ii) the proposed date of the advance (which shall be a Business Day). Bank, at its option, may accept telephonic requests for advances, provided that such acceptance shall not constitute a waiver of the Bank’s right to delivery of a written notice in connection with subsequent advances and further provided that all such telephonic requests are immediately confirmed by the Borrower in writing, whether by facsimile or otherwise. Bank shall make such advances available to the Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with Bank, or by such other means as is acceptable to Bank and Borrower. A responsible officer of Borrower may call Bank before delivering a request for advance to receive an indication of the interest rates then in effect, but the indicated rates do not bind Bank or affect the interest rate that is actually in effect when Borrower delivers its Notice of Borrowing.

2.2 Conditions to Each Advance. The obligation of the Bank to make any advance after the date of this Agreement under the Revolving Loan is subject to the full and complete satisfaction of each of the following conditions precedent as of the date of each advance:

(a) The representations and warranties set forth in Section 5 of this Agreement are true and correct as of the date of the making of such advance to the same extent as if the representation or warranty had been made on the date of each advance;

(b) No Event of Default has occurred and is continuing, or will result from, the making of such advance; and

(c) Bank has received such additional approvals or documents as Bank may reasonably request.

REVOLVING LOAN AND SECURITY AGREEMENT	10

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.3 Borrower’s Loan Account. All borrowings under the Revolving Loan will be evidenced by the Revolving Note and by entering such advances as debits to Borrower’s Loan Account. Bank also will record in Borrower’s Loan Account other charges, expenses, and items properly chargeable to Borrower hereunder, all payments made by such Borrower on account of its indebtedness hereunder, and other appropriate debits and credits. The debit balance of Borrower’s Loan Account will reflect the amount of Borrower’s indebtedness under the Revolving Loan from time to time hereunder. Notwithstanding the foregoing, no failure by Bank to properly reflect any advance actually made or any such charge, expense, or item actually incurred in Borrower’s Loan Account will relieve Borrower from its true and correct obligations with respect thereto. At least once each month, Bank will render a statement of account for Borrower’s Loan Account. Each such statement will be considered correct and be conclusively binding upon Borrower except to the extent that Bank receives a written notice of Borrower’s exceptions within thirty (30) days after such statement has been mailed by ordinary mail to Borrower. Terms and conditions with respect repayment of the Revolving Loan are set forth in the Revolving Note.

2.4 Excess Advances. In the event the unpaid principal amount of the outstanding balance of Borrower’s Loan Account for the Revolving Loan ever exceeds the amount of the Revolving Line Limit, Borrower agrees to pay the excess amount (an “Overline”) immediately upon demand by Bank.  In the event the unpaid principal amount of the outstanding balance of Borrower’s Loan Account for the Revolving Loan ever exceeds the Borrowing Base, Borrower agrees to pay the excess amount (an “Overadvance”) immediately upon demand by Bank. Overlines and Overadvances will bear interest at the rate stated in the Revolving Note.  If not sooner paid, interest on Overlines and Overadvances will be paid on the last day of each month, until the Revolving Loan Maturity Date.  Upon request of Bank, Borrower will execute a promissory note, payable to the order of Bank, to represent the amount of any Overline and any Overadvance; however, Borrower acknowledges and agrees that the records of Bank and this Agreement will constitute conclusive evidence of any Overline or Overadvance and the obligation of Borrower to repay any Overline and Overadvance, with interest. All Overlines and Overadvances for which Bank has not demanded payment earlier, and all unpaid and accrued interest on Overlines and Overadvances not due and payable earlier, will be due and payable on the Revolving Loan Maturity Date.  Borrower acknowledges and agrees that Bank is not obligated to fund any advance that would create an Overline or an Overadvance.

2.5 Following Maturity. In the event that the availability of advances under the Revolving Line expires by the terms of this Agreement, or by the terms of any agreement extending the expiration date of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank has the right, in its sole discretion, to decline to make any requested advance and may require payment in full of Borrower’s Loan Account with respect to the Revolving Loan, and the making of any such advances will not be construed as a waiver of such right by Bank.

2.6 Increase in Revolving Line Limit. Borrower may, at any time prior to the Maturity Date, request in writing that the Revolving Line Limit be increased, subject to the following terms and conditions:

(a) No Potential Default or Event of Default exists on the effective date of such increase after giving effect to such increase;

(b) Borrower will deliver, with its written request for an increase, a current Borrowing Base Certificate, which will contain a borrowing base calculation sufficient to justify, in Bank’s sole discretion, such increase;

(c) After giving effect to such increase, the Revolving Line Limit will not exceed Eight Million and No/100 Dollars ($8,000,000.00);

(d) Borrower may request only one increase in the Revolving Line Limit during the term of this Agreement;

REVOLVING LOAN AND SECURITY AGREEMENT	11

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) Borrower will deliver to Bank on or before the effective date of such increase the following documents in form and substance satisfactory to Bank: (1) resolutions of the governing body of Borrower, certified by the Secretary or an Assistant Secretary (or other custodian of records) of such Person, which authorize the increase in the Revolving Line Limit; (2) a certificate, dated as of the effective date of such increase certifying that no Potential Default or Event of Default has occurred and is continuing, and certifying that the representations and warranties made by Borrower herein and in the Security Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date); and (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Security Documents) executed by Borrower as Bank deems necessary in order to document the increase to the Revolving Line Limit and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Bank hereunder and under the Security Documents in light of such increase;

(f) Borrower will execute and deliver to Bank a replacement Revolving Note reflecting the new amount of the Revolving Line Limit after giving effect to the increase (and the prior Revolving Note will be deemed to be cancelled); and

(g) On the effective date of such increase, Borrower will pay all costs and expenses incurred by Bank in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by Bank or Borrower in connection with such increase (including all fees for any supplemental or additional public filings of any Security Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Bank hereunder and under the Security Documents in light of such increase).

2.7 Purpose. All funds borrowed under the Revolving Line will be used to provide additional working capital, for general corporate purposes, and for the acquisition of equipment.

2.8 Fees.

(a) Borrower will pay to Bank an unused line fee at the rate of [***] per annum on the average daily Unused Revolving Loan Amount from the date of this Agreement to and including the Maturity Date, due and payable quarterly in arrears on the first day of the month of each quarter and on the Maturity Date. For the purposes of this Section, “Unused Revolving Loan Amount” means the Revolving Line Limit reduced by the aggregate sum of all outstanding advances made by Bank to Borrower under the Revolving Line.

(b) Borrower acknowledges that the fees payable hereunder are bona fide fees and are intended as reasonable compensation to Bank for agreeing to make funds available to Borrower as described herein and for no other purposes.

2.9 Advance Not a Waiver. No advance shall constitute a waiver of any of the conditions of Bank’s obligations hereunder, nor, in the event Borrower is unable to satisfy any such condition, shall any advance have the effect of precluding Bank from thereafter declaring Event of Default.

REVOLVING LOAN AND SECURITY AGREEMENT	12

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 3

COLLATERAL AND GUARANTIES

3.1 Grant of Security Interest. As security for the payment and performance of all Indebtedness, Bank has and is hereby granted a continuing lien on, a security interest in and a right of set-off against the following Collateral:

(a) all Accounts of Borrower, whether now or hereafter existing, created, arising or acquired;

(b) all Inventory of Borrower, whether now or hereafter existing, created, arising or acquired;

(c) all Equipment of Borrower, whether now or hereafter existing, created, arising or acquired;

(d) all General Intangibles of Borrower, whether now or hereafter existing, created, arising, or acquired, including, without limitation, the Intellectual Property;

(e) without limitation to the foregoing, all contract rights, chattel paper, documents, documents of title, warehouse receipts, bills of lading, notes, and notes receivable instruments of Borrower, whether now or hereafter existing, created, arising, or acquired;

(f) without limitation to the foregoing, all goods, instruments, notes, notes receivable, documents, documents of title, warehouse receipts, bills of lading, certificates of title, policies and certificates of insurance, securities, chattel paper, deposits, cash and other property now or hereafter owned by Borrower or in which it now or hereafter has an interest, which are now or may hereafter be in the possession of or deposited with Bank, or which are otherwise assigned to Bank, or as to which Bank may now or hereafter control possession by documents of title or otherwise;

(g) all books and records now owned and hereafter acquired relating to any other Collateral and all files, correspondence, computer programs, tapes, disks and related data processing software owned by Borrower or in which Borrower has an interest that contains information concerning or relating to any of the other Collateral or any item thereof; and

(h) all Proceeds and products of all of the foregoing, including, without limitation, insurance proceeds.

No submission by Borrower to Bank of any schedule or other particular identification of Collateral will be necessary to vest in Bank a security interest in each and every item of Collateral now existing or hereafter acquired, but rather, such security interest will vest in Bank immediately upon the creation or acquisition of any item of Collateral, without the necessity for any other or further action by Borrower or Bank.

3.2 Applicable UCC. To the extent applicable, the UCC in effect in the State of Texas governs the security interests provided for herein.

3.3 Perfection and Protection of Liens. Borrower hereby irrevocably authorizes Bank to file (and will upon Bank’s request execute and deliver to Bank) any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance reasonably satisfactory to Bank, for the purpose of perfecting, confirming, or protecting Bank’s Liens and other rights in the Collateral.

REVOLVING LOAN AND SECURITY AGREEMENT	13

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 4

CONDITIONS PRECEDENT

The obligation of Bank to make the first advance under the Revolving Loan is subject to the conditions precedent that, on or before the date of such advance or funding, (a) Borrower has paid to Bank (i) all fees to be received by Bank pursuant to this Agreement or any other Security Document, and (ii) an amount equal to the estimated fees and out-of-pocket expenses of Bank’s counsel incurred in connection with the preparation, execution, and delivery of the Security Documents and the consummation of the transactions contemplated thereby; (b) Bank has received duly executed copies of (i) a current Borrowing Base Certificate, (ii) a current customer address list, including the names, addresses and telephone numbers of all Account Debtors, and (iii) each of the documents and items listed on Exhibit “C”, each dated as of the date of the Revolving Loan, if applicable, and each in form and substance satisfactory to Bank, in its sole discretion; (c) no Event of Default exists; (d) no change that would cause a Material Adverse Effect has occurred since the date of the financial statements referenced in Section 5.7; and (e) the representations and warranties contained in each of the Security Documents will be true and correct in all material respects as though made on the date of the Revolving Loan.

SECTION 5

REPRESENTATIONS AND WARRANTIES

To induce Bank to make the Loan hereunder, Borrower represents and warrants to Bank that:

5.1 Organization and Good Standing. Borrower is duly organized and in good standing under the laws of the state of its organization, or formation, as the case may be, is duly qualified and in good standing in all states in which it is doing business, has the power and authority to own its properties and assets and to transact the business in which it is engaged in each jurisdiction in which it operates, and is or will be qualified in those states where qualification is required.

5.2 Authorization and Power. Borrower has full power and authority to execute, deliver, and perform the Security Documents to be executed by it, all of which has been duly authorized by all proper and necessary action.

5.3 No Conflicts or Consents. Neither the execution and delivery of the Security Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or conflict with any Legal Requirement to which Borrower is subject, any Governmental Authorization applicable to Borrower, any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument binding on Borrower, or any Constituent Document of Borrower. No consent, approval, authorization, or order of any court, Governmental Authority, shareholder, director, partner, member, or third party is required in connection with the execution, delivery, or performance by Borrower of any of the Security Documents, except for consents, approvals, authorizations and orders which have been obtained and delivered to Bank.

5.4 Enforceable Obligations. The Security Documents have been duly executed and delivered by Borrower and are the legal and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Debtor Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.5 Ownership of Collateral. Except for (a) the security interests granted hereby or by any other document executed in favor of Bank, and (b) Permitted Liens, Borrower is and, as to Accounts, Inventory, and other Collateral arising or to be acquired after the date hereof, will be, the sole and exclusive owner of the Accounts, Inventory, and each and every other item of Collateral, free from any Lien, and Borrower will defend its Accounts, Inventory, and each and every other item of Collateral and all Proceeds and products thereof against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Bank.

REVOLVING LOAN AND SECURITY AGREEMENT	14

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.6 Offices. Set forth on Schedule 5.6 is a list of each location of Borrower at which Inventory and other tangible Collateral is located, records of Borrower pertaining to Accounts are kept and of Borrower’s chief executive office.

5.7 Financial Condition. Borrower has delivered to Bank copies of the financial statements of the Borrower, as of September 30, 2014; such financial statements are true and correct, fairly represent the financial condition of each such Person as of such date and have been prepared in accordance with GAAP; as of the date hereof, there are no obligations or Liabilities (including contingent and indirect Liabilities) of such Person which are material and are not reflected in such financial statements which are otherwise required to be disclosed in accordance with GAAP; and no Material Adverse Effect has occurred since the date of such financial statements.

5.8 No Default. No event has occurred and is continuing which constitutes a Potential Default or an Event of Default.

5.9 No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower that could reasonably be expected to, if adversely determined, result in liability in excess of $100,000.00 or otherwise have a Material Adverse Effect, except as described in Schedule 5.9.

5.10 Use of Proceeds; Margin Stock. The proceeds of the Revolving Loan will be used by Borrower solely for the purposes specified in Section 2.9. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulations T, U, or X of the Board of Governors of the Federal Reserve System or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulations. If requested by Bank, then Borrower will furnish to Bank a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect. No part of the proceeds of the Revolving Loan will be used for any purpose which violates, or is inconsistent with, the provisions of Regulation X.

5.11 Taxes. All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes shown to be due on such tax returns (including mortgage recording taxes), assessments, fees, and other governmental charges upon Borrower or upon any of its properties, income, or franchises have been paid except for taxes being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves have been established in accordance with GAAP. To the best of Borrower’s knowledge, there is no proposed tax assessment against Borrower and all tax Liabilities of Borrower are adequately provided for. No income tax Liability of Borrower has been asserted by the Internal Revenue Service for taxes in excess of those already paid.

5.12 Compliance with Law.

(a) (i) Borrower is in compliance with its Constituent Documents, and with all Legal Requirements which are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; and (ii) Borrower has not received any notice or other communication from any Governmental Authority or other Person of any event or circumstance that could constitute a violation of, or failure to comply with, any material Legal Requirement.

(b) (i) Borrower is in compliance with all of the terms and requirements of each Governmental Authorization held by it; (ii)  Borrower has not received any notice or other communication from any Governmental Authority or other Person of any event or circumstance that could constitute a violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or of any actual or potential revocation, withdrawal, cancellation, or termination of, or material modification to, any Governmental Authorization; and (iii) all applications required to have been filed for the renewal of any required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

REVOLVING LOAN AND SECURITY AGREEMENT	15

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.13 Subsidiaries and Affiliates. Borrower has no subsidiaries or Affiliates other than set forth in Schedule 5.13.

5.14 Sufficiency of Capital. Borrower is, and after consummation of this Agreement and, after giving effect to all Liabilities incurred in connection herewith, will be solvent.

5.15 Operation of Business. Borrower possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

5.16 Disclosure. No statement, certificate, information, report, representation, or warranty made by Borrower in this Agreement or in any other Security Document or furnished to Bank in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact. There is no fact known to Borrower that has a Material Adverse Effect, or which might in the future reasonably be expected to have a Material Adverse Effect, on the business condition (financial or otherwise), operations, prospects, or properties of Borrower that has not been disclosed in writing to Bank.

5.17 Environmental Matters.

(a) Borrower and all of its respective properties, assets, and operations are in full compliance with all Environmental Laws except where the failure to be in compliance would reasonably be expected not to have a Material Adverse Effect. Borrower is not aware of, nor has Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of Borrower with all Environmental Laws;

(b) Borrower has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower is in compliance with all of the terms and conditions of such permits, except where the failure to be in compliance would reasonably be expected not to have a Material Adverse Effect;

(c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties or assets of Borrower. The use which Borrower makes and intends to make of its properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of its properties or assets;

(d) To the knowledge of Borrower, neither Borrower nor any of its respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) remedial action, or (iii) any Liabilities under any Environmental Law arising from a release or threatened release;

(e) There are to Borrower’s knowledge no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower that could reasonably be expected to give rise to any Liabilities under any Environmental Laws;

(f) Borrower is not a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., regulations thereunder or any comparable provision of state law. Borrower is in compliance with all applicable financial responsibility requirements of all Environmental Laws;

REVOLVING LOAN AND SECURITY AGREEMENT	16

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) Borrower has not filed or failed to file any notice required under applicable Environmental Law reporting a release; and

(h) No Lien arising under any Environmental Law has attached to any property or revenues of Borrower.

5.18 Intellectual Property. All material Intellectual Property owned or used by Borrower is listed, together with application or registration numbers, where applicable, in Schedule 5.18. Borrower owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Each Person identified on Schedule 5.18 will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority, except with respect to such Intellectual Property such Person determines in its sole but reasonable commercial judgment the patenting or registration need not be maintained.

5.19 Survival of Representations and Warranties. All representations and warranties by Borrower herein will survive delivery of the Revolving Note and the making of the Revolving Loan.

SECTION 6

AFFIRMATIVE COVENANTS

Until payment in full of the Indebtedness, Borrower agrees that, unless Bank otherwise consents in writing:

6.1 Financial Statements, Reports and Documents. Borrower will deliver to Bank each of the following:

(a) As soon as available, and in any event within one hundred twenty (120) days following the end of Borrower’s fiscal year, an audited financial statement for Borrower, prepared by an independent certified public accountant acceptable to Bank, showing the financial condition of Borrower and its subsidiaries on a consolidated basis, at the close of such fiscal year and the results of its operations during such fiscal year, which financial statements will be materially complete and correct, prepared in accordance with GAAP, and will include, without limitation, an operating statement, an income statement, a balance sheet, a reconciliation of equity amounts, a source and application of funds report, an annual budget and such other matters as Bank may reasonably request;

(b) As soon as available, and in any event within forty-five (45) days following the end of each calendar quarter, internally prepared financial statements for Borrower and its subsidiaries on a consolidated basis, signed by a duly authorized representative, and showing the results of its operations during such calendar quarter, which statements will include, without limitation, an income statement, a balance sheet, and such other matters as Bank may reasonably request;

(c) As soon as available and in any event within forty-five (45) days from the end of each calendar quarter, a Compliance Certificate for Borrower in the form attached to this Agreement as Exhibit ”A” for the fiscal year or calendar month having then ended, as applicable, together with supporting financial statements and reports;

(d) As soon as available, and in any event within twenty (20) days from the end of each calendar month, a Borrowing Base Certificate prepared by Borrower and signed by a duly authorized representative in form acceptable to Bank, which will contain such supporting information as Bank requests, including, without limitation, an Inventory schedule and a perpetual Inventory listing;

REVOLVING LOAN AND SECURITY AGREEMENT	17

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e) As soon as available, and in any event within twenty (20) days after the filing thereof, and in any event by October 15 of each year, a copy of the federal income tax returns of Borrower and its subsidiaries and all requests for extensions to the filing thereof;

(f) As soon as available, and in any event within thirty (30) days following the end of each calendar month, reports including, (i) agings of the Accounts Receivables aged by invoice due date, (ii) Accounts Receivable of Borrower, with foreign accounts and country of origin noted, and a reconciliation report fully reconciled to the general ledger for Accounts Receivable, (iii) detailed Inventory listings segregated by gloves, apparel and promotional items and a reconciliation report fully reconciled to the general ledger as of the last day of the immediately preceding calendar month, (iv) agings of the Accounts payable as of the last day of the immediately preceding calendar month fully reconciled to the general ledger, (v) a general ledger trial balance listing, (vi) a slow-moving Inventory report; (vii) a list of customer deposits and a customer deposit reclassification report; (viii) a rebates report; (ix) schedules of in transit inventory, inventory located outside of the United States, and private label inventory; and (x) a reconciliation report of the Accounts Receivable, Accounts payable and Inventory sub-ledger report totals that are not in direct agreement with the general ledger balances, all in form and substance acceptable to Bank, as of the last day of the immediately preceding calendar month, and the period of time which has elapsed with respect to such Accounts Receivable since the invoice date with respect thereto;

(g) As soon as available, and in any event within twenty (20) days following the end of Borrower’s fiscal year, a complete listing of customers and customer addresses; and

(h) Such other documents, instruments, data, or information of any type reasonably requested by Bank with respect to the customer list, accounts receivable, collections, remittances, Inventory and any other Collateral.

6.2 Insurance. Borrower will (a) have and maintain at all times general liability insurance and workers’ compensation insurance and, with respect to Collateral, equipment, real estate and other substantial assets of Borrower and all facets of Borrower’s business, comprehensive and catastrophic insurance, including, without limitation, insurance against risks of fire, theft, windstorm, and hail, so-called multi-peril extended hazard coverage, and insurance against other risks customarily insured against by companies engaged in similar business to that of Borrower, containing such terms, and in such form and amount, and for such periods, and written by such companies as may be reasonably satisfactory to Bank; (b) furnish to Bank, upon request, a statement of the insurance coverage; (c) obtain other or additional insurance promptly, upon the reasonable request of Bank, to the extent that such insurance may be available and is customary in Borrower’s line of business and geographic region; and (d) cause Bank, P.O. Box 17200, Shreveport, Louisiana 71148, to be named as (i) an additional insured on all of Borrower’s liability insurance policies, and (ii) loss payee as to all property constituting Collateral hereunder, pursuant to a mortgagee or loss payable endorsement in form acceptable to Bank. All insurance proceeds, payments and other amounts paid to or received by Bank under or in connection with any and all such policies may be retained by Bank in whole or part as additional Collateral for the Indebtedness and/or, at Bank’s option, be applied in whole or part to the payment of such of the Indebtedness as will then be due, and/or, at Bank’s option, be held (in a remittance or other special account in which Borrower has no interest) for application to Indebtedness not yet due and be applied to such Indebtedness as and when the same will come due, in such order as Bank may determine in its sole discretion. All insurance policies will provide for a minimum of thirty (30) days’ written cancellation notice to Bank and, at Bank’s request, all such policies will be delivered to and held by Bank. In the event of failure to provide and maintain insurance required by this Agreement, Bank may, at its option, provide such insurance and charge the costs and expenses incurred to Borrower’s Loan Account. Bank is hereby made attorney-in-fact for Borrower to (i) obtain, adjust and settle, in its sole discretion, such insurance, and (ii) endorse any drafts or checks issued in connection with such insurance.

REVOLVING LOAN AND SECURITY AGREEMENT	18

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.3 Payment of Taxes and Other Liabilities. Borrower will pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might give rise to a Lien upon any of its property, excluding Permitted Liens, and (c) all of its other Liabilities, except as prohibited under the Security Documents; provided, however, that Borrower will not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and appropriate accruals and cash reserves therefor have been established in accordance with GAAP.

6.4 Depository Accounts. Borrower shall establish and maintain with Bank its operating and depository accounts, including treasury management (“Depository Accounts”), and Bank, at Bank’s option, may make all advances hereunder into Borrower’s Depository Accounts, and Borrower expressly agrees that Bank may, at Bank’s option, debit against any such Depository Accounts any and all sums, amounts, charges, and payments due under or in connection with the Loan.

6.5 Operations and Properties. Borrower will keep and maintain the Equipment and all other tangible Collateral in good operating condition, ordinary wear and tear excepted, and Borrower will provide all maintenance, service and repairs necessary for such purposes. Borrower shall (a) act prudently and in accordance with customary industry standards in managing and operating its assets and properties, and (b) keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

6.6 Maintenance of Existence and Rights; Conduct of Business. Borrower and its subsidiaries shall preserve and maintain its corporate existence and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all Legal Requirements of any Governmental Authority.

6.7 Notice of Default; Other Notices. Borrower shall furnish to Bank, immediately upon becoming aware of the existence of any condition or event which constitutes a Potential Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower or any Affiliate is taking or proposes to take with respect thereto. Borrower shall promptly notify Bank of (a) any material adverse change in Borrower’s or any of its Affiliates’ financial condition or business, (b) any default under any material agreement, contract, or other instrument to which Borrower or any of its Affiliates is a party or by which any of Borrower’s or any of its Affiliates’ properties are bound, or any acceleration of the maturity of any Liabilities owing by Borrower or any of its Affiliates, (c) the occurrence of any fact or circumstance which would reasonably be expected to cause a Material Adverse Effect against or affecting Borrower or any of its Affiliates, or any of their respective properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Borrower or any of its Affiliates.

6.8 Compliance with Law. Borrower and its subsidiaries shall comply with all applicable Legal Requirements of any Governmental Authority, a breach of which could have a Material Adverse Effect.

6.9              Authorizations and Approvals. Borrower shall promptly obtain, from time to time at its own expense, all Governmental Authorizations as may be required to enable it to comply with its obligations hereunder and under the other Security Documents.

6.10          Further Assurances. Borrower shall make, execute, and deliver or file or cause the same to be done, all such notices, additional agreements, mortgages, assignments, financing statements, or other assurances, and take any and all such other action, as Bank may, from time to time, deem reasonably necessary or proper in connection with any of the Security Documents.

REVOLVING LOAN AND SECURITY AGREEMENT	19

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.11 Indemnity by Borrower. Borrower shall indemnify, defend, and hold harmless Bank and its directors, officers, agents, attorneys, and employees (individually, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, and expense (including interest, penalties, attorneys’ fees, and amounts paid in settlement) to which the Indemnitees may become subject arising out of this Agreement and the other Security Documents, other than those which arise by reason of the gross negligence or willful misconduct of Bank, BUT SPECIFICALLY INCLUDING ANY LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY, OR EXPENSE ARISING OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF BANK. Borrower shall also indemnify, protect, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including without limitation all reasonable attorneys’ fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnitee, with respect to or as a direct or indirect result of the violation by Borrower of any Environmental Law; or with respect to or as a direct or indirect result of Borrower’s use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Material on, under, from, or about real property. The provisions of and undertakings and indemnifications set forth in this Section 6.11 shall survive (a) the satisfaction and payment of the Indebtedness and termination of this Agreement, and (b) the release of any Liens held by Bank on real property or the extinguishment of such Liens by foreclosure or action in lieu thereof.

6.12 Keepwell. Borrower and each Guarantor hereby absolutely, unconditionally and irrevocably undertakes that if it is a Qualified ECP Guarantor at the time the guaranty by a Guarantor or other third party that is not then an “eligible contract participant” under the Commodity Exchange Act (each, a “Specified Party”), or the grant of a security interest to Bank by any such Specified Party, in either case, becomes effective with respect to any Hedge Agreement, to provide such funds or other support to such Specified Party that is a corporation, partnership, proprietorship, organization, trust or other entity as may be needed by such Specified Party from time to time to honor all of its obligations in respect of such Hedge Agreement. Borrower and each Guarantor intends this Section 6.12 to constitute, and this Section 6.12 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Party for all purposes of the Commodity Exchange Act.

SECTION 7

NEGATIVE COVENANTS

Until payment in full of the Indebtedness, Borrower agrees that (unless Bank otherwise consents in writing):

7.1 Change of Location. Borrower will not change (or permit to be changed) any office or location, or move any of the Collateral, except in the ordinary course of business, without (i) at least thirty (30) days prior written notice to Bank, and (ii) prior to making any such change, executing and delivering to Bank any additional financing statements or other documents that Bank may request.

7.2 Disposition of Assets. Borrower will not sell, transfer, lease, otherwise dispose of, or permit to be sold, transferred, or leased any of the Accounts, Inventory, Equipment and the other Collateral or any interest therein (or any of the Proceeds thereof, whether money, checks, money orders, drafts, notes, instruments, documents, chattel paper, Accounts, returns, or repossessions) or of any other property of Borrower, except for the sale of Inventory in the ordinary course of business and except for obsolete equipment.

REVOLVING LOAN AND SECURITY AGREEMENT	20

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.3 Limitations on Liabilities. Borrower will not incur, create, issue, assume, guarantee, endorse or permit to exist any Liabilities except:

(a) Indebtedness to Bank provided for in this Agreement;

(b) other indebtedness not to exceed $[***] (plus normal trade debt); and

(c) any Subordinated Debt to which Bank consents in writing, including without limitation, the Subordinated Debt set forth on Schedule 7.3(b) attached hereto.

7.4 Subordinated Debt. Borrower will not make any payment upon any outstanding Subordinated Debt, except as expressly permitted under the terms of a written subordination agreement executed by Bank and the holder of the Subordinated Debt. Notwithstanding the forgoing, Borrower shall not be entitled to make any payment of Subordinated Debt if a Potential Default or an Event of Default is in existence and is continuing or if the making of any such payment would cause a Potential Default or an Event of Default to exist.

7.5 Negative Pledge. Borrower will not create, incur, permit, or suffer to exist any Lien upon their Properties, now owned or hereafter acquired, except for Permitted Liens.

7.6 Restrictions on Distributions. Borrower will not directly or indirectly declare or make, or incur any Liability to make, any Distributions.

7.7 Limitation on Investments. Borrower will not have or make any Investments in any Person.

7.8 Management. Borrower will not change its present management without prior notice to Bank.

7.9 Issuance of Stock. Borrower will not issue, sell, or otherwise dispose of, any of its Stock, or rights, warrants, or options to purchase or acquire any of its Stock, except that Borrower may issue options to employees and consultants under its existing stock option plan, as the same may be amended from time to time, and may issue stock in private placements under Section 4(2) of the Securities Act of 1933 and the regulations thereunder.

7.10 Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Borrower will not dissolve or liquidate, or become a party to any merger or consolidation, other than a merger of its subsidiaries into Borrower or acquire by purchase, lease, or otherwise all or substantially all of the Property or Stock of any Person, or sell, transfer, lease, or otherwise dispose of all or any substantial part of its Properties or business, without the prior consent of Bank.

7.11 Constituent Documents. Borrower will not (a) violate the provisions of its Constituent Documents, or (b) modify, repeal, replace, or amend any provision of its Constituent Documents except for non-substantive changes or changes made to comply with applicable laws.

7.12 Accounting Practices. Borrower will not materially change accounting practices, methods or standards or the reporting format for any information furnished Bank under the terms and provisions of this Agreement, which accounting practices shall conform with GAAP throughout the term of this Agreement.

7.13 Prepayment of Debt. Borrower will not prepay any Liabilities except the Indebtedness.

7.14 Nature of Business. Borrower will not engage in any business other than the business in which it is engaged as of the date hereof.

REVOLVING LOAN AND SECURITY AGREEMENT	21

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.15 Financial Covenants. Borrower, on a consolidated basis, will not, as of the last day of each calendar quarter, have:

(a) a Debt Service Coverage Ratio of less than [***] to [***], calculated on a trailing twelve (12) months basis; and

(b) a Tangible Net Worth of less than $[***], to be increased annually as of the last day of each calendar year, beginning December 31, 2015, by an amount equal to [***] of Borrower’s positive net income, if any, for such calendar year, with no regard to losses.

7.16 Future Subsidiaries. With respect to each Person that becomes a domestic Subsidiary of Borrower (directly or indirectly) subsequent to the Effective Date, Borrower will cause such new Subsidiary to execute and deliver to Bank, within thirty (30) days after the date such Person becomes a Subsidiary of Borrower:

(a) a Guaranty, in form and substance acceptable to Bank, pursuant to which such Subsidiary will guarantee in full the payment of the Indebtedness; and

(b) a Security Agreement, in form and substance acceptable to Bank, pursuant to which such Subsidiary will grant Bank a valid first priority perfected Lien over its Collateral (as defined herein).

SECTION 8

FIELD AUDITS

Borrower shall, as reasonably requested by Bank thereafter (but not more than two times in any twelve-month period unless there is a continuing Event of Default), allow Bank, by or through any of its officers, agents, employees, attorneys, or accountants (i) to examine, copy, or make extracts from Borrower’s books, records and documents in the possession of Borrower; (ii) to analyze financial statements; (iii) to arrange for verification of Accounts and other Collateral under reasonable procedures, directly with Account Debtors or by other methods; and (iv) visit each of Borrower’s places of business (all the foregoing collectively referred to as “Audits”). Borrower shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices. Audits by Bank may be at any time during normal business hours. Borrower shall pay Bank reasonable Audit fees and expenses to compensate Bank for its costs associated with Bank’s Audits.

SECTION 9

COLLECTION OF ACCOUNTS

9.1 Lockbox.

(a) Borrower will, at the request of Bank, execute a Wholesale Lockbox Service Addendum Agreement (“Lockbox Agreement”) in form and substance acceptable to Bank and such other documentation as Bank may reasonably require to establish and maintain the lockbox (“Lockbox”) and the remittances account and all other cash management services of Bank and its affiliates provided in connection with this Agreement.

(b) Upon the occurrence of an Event of Default:

REVOLVING LOAN AND SECURITY AGREEMENT	22

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(i) Borrower will (a) maintain in full force and effect, and comply in all respects with the Lockbox Agreement; (ii) direct all of its Account Debtors to make remittance to the Lockbox; and (iii) deposit directly into the remittances account all Proceeds received by Borrower from Account Debtors and otherwise. Funds received in any Lockbox will be transferred daily by Bank to the applicable Demand Deposit Dominion Account in the name of Borrower (the “Dominion Account”) and thereafter credited by Bank first to the Borrower’s Loan Account and any other unpaid Indebtedness in such manner as Bank desires. Bank will not be required to credit Borrower’s Loan Account with the amount of any check or other instrument constituting provisional payment until the Bank has received final payment thereof at its office in cash or solvent credits accepted by the Bank.

(ii) Borrower will notify the Bank of such collections as are received directly by Borrower and will hold the proceeds received from such collections in trust for the Bank without commingling the same with other funds of the Borrower and will turn the same over to the Bank immediately upon receipt in the identical form received. Proceeds so transmitted to the Bank may be handled and administered in and through the remittances account.

(iii) Bank may apply against the outstanding balance of Borrower’s Loan Account from time to time any collections on and Proceeds from Accounts Receivable forwarded to Bank and/or in Bank’s possession (including, without limitation, any such collections and Proceeds in any Lockbox, remittances account or any operating or other account maintained or to be maintained by or for Borrower at Bank).

(iv) Borrower will, at the request of the Bank, notify the Account Debtors of the security interest of the Bank in any Account and will instruct Account Debtors to remit payments directly to Bank, and the Bank may itself, at any time, so notify Account Debtors.

(c) Borrower acknowledges Bank’s right of offset and the security interest in Borrower’s accounts including the Dominion Account granted to Bank hereunder. Upon the occurrence of an Event of Default, Borrower will relinquish its control of the Dominion Account and in addition to all other rights and remedies available to Bank, Bank will immediately have sole dominion and control over the Lockbox and the Dominion Account.

9.2 Collection of Accounts by Borrower. Borrower agrees that no court action or other legal proceeding or garnishment, attachment, repossession of property, or any other attempt to repossess any merchandise covered by an Account will be attempted by the Borrower except by or under the direction of competent legal counsel. BORROWER HEREBY AGREES TO INDEMNIFY AND HOLD THE BANK HARMLESS FOR ANY LOSS OR LIABILITY OF ANY KIND OR CHARACTER WHICH MAY BE ASSERTED AGAINST THE BANK BY VIRTUE OF ANY SUIT FILED, PROCESS ISSUED, OR ANY REPOSSESSION OR ATTEMPTED REPOSSESSION DONE OR ATTEMPTED BY BORROWER OR BY VIRTUE OF ANY OTHER ENDEAVORS WHICH BORROWER MAY MAKE TO COLLECT ANY ACCOUNTS OR REPOSSESS ANY SUCH MERCHANDISE.

SECTION 10

EVENTS OF DEFAULT

An “Event of Default” will exist if any one or more of the following events occurs and is continuing:

(a) Borrower fails to pay within five days of the date when due the Indebtedness or any part thereof; or

(b) any representation or warranty made under this Agreement, or any of the other Security Documents, proves to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed to have been made; or

REVOLVING LOAN AND SECURITY AGREEMENT	23

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) Borrower fails to perform any of the covenants or agreements of Borrower contained herein or in any of the other Security Documents and such failure continues for 30 days of the date when such performance was required; or

(d) Borrower fails to maintain any insurance required hereunder or pay any premium on (i) any insurance policy assigned to Bank, or (ii) any insurance covering any Collateral; or

(e) INTENTIONALLY DELETED; or

(f) any of the Security Documents ceases to be a legal, valid, and binding agreement enforceable against the Person executing the same in accordance with its terms, is terminated, becomes or is declared ineffective or inoperative or ceases to provide the respective liens, rights, remedies, powers, or privileges intended to be provided thereby; or any Person denies that such Person has any further Liability or obligation under any of the Security Documents; or

(g) Borrower (i) applies for or consents to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy, admits in writing that it is unable to pay its debts as they become due, or generally not pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) files an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or (vi) takes corporate action for the purpose of effecting any of the foregoing; or

(h) an involuntary proceeding is commenced against Borrower seeking bankruptcy or reorganization of Borrower or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of Borrower, or all or substantially all of Borrower’s assets, and such proceeding shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment, or decree is entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, or appointing a receiver, custodian, trustee, liquidator, or other similar official of Borrower, or of all or substantially all of Borrower’s assets; or

(i) any final judgment(s) for the payment of money not paid or fully covered by insurance in excess of the sum of $100,000.00 in the aggregate is rendered against Borrower and such judgment(s) is not satisfied or discharged at least ten (10) days prior to the date on which any of Borrower’s assets could be lawfully sold to satisfy such judgment; or

(j) a Change in Control of Borrower occurs.

REVOLVING LOAN AND SECURITY AGREEMENT	24

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 11

REMEDIES

11.1 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, then Bank may, without notice, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Security Documents, as Bank in its sole discretion may deem necessary or appropriate: (a) declare the Indebtedness or any part thereof to be forthwith due and payable, whereupon the same will become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein to the contrary notwithstanding, (b) reduce any claim to judgment, or (c) without notice of default or demand, pursue and enforce any of Bank’s rights and remedies under the Security Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, if any Event of Default specified in Sections 10(g) or (h) shall occur, then the Indebtedness will become due and payable concurrently therewith, and Bank’s obligation to lend will immediately terminate hereunder, without any further action by Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives.

11.2 Remedies. Upon the occurrence and continuation of any one or more of the above Events of Default and at any time thereafter:

(a) Bank has, in addition to all other rights and remedies, the remedies of a secured party under the UCC, including, without limitation, the right to take possession of the Collateral, and for that purpose Bank may, so far as Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom or take possession of same and store same on such premises pending disposition under the terms of this Agreement or applicable law.

(b) Bank may require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is to a type customarily sold on a recognized market, Bank shall give to Borrower at least ten (10) days’ written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, which time period shall be deemed for all purposes to be commercially reasonable.

(c) Bank may, at any time in its discretion, transfer any securities or other property constituting Collateral into its own name or that of its nominee, and receive the income thereon and hold the same as security for the Indebtedness or apply it on principal or interest due on Indebtedness.

(d) Insofar as Collateral shall consist of Accounts, insurance policies, instruments, chattel paper, choses in action, or the like, Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, release, extend the time of payment, make allowances and adjustments, foreclose, or realize upon Collateral as Bank may determine, whether or not Indebtedness or Collateral are then due, and for the purpose of realizing Bank’s rights therein, Bank may receive, open, and dispose of mail addressed to Borrower and endorse notes, checks, drafts, money orders, documents of title, or other evidences of payment, shipment, or storage or any form of Collateral on behalf of and in the name of Borrower.

REVOLVING LOAN AND SECURITY AGREEMENT	25

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.3 Rights Not Exclusive. No right, power, or remedy conferred in this Agreement, the Revolving Note, or any other agreement executed in connection herewith or any other document or agreement to which Borrower and Bank are parties, or now or hereafter existing at law, in equity, or admiralty, by statute or otherwise, shall be exclusive, and each such right, power, or remedy, shall, to the full extent permitted by law, be cumulative and in addition to every other such right, power, or remedy. Bank may resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of Borrower’s Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Bank in its sole discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits, or security interests evidenced by this Agreement. Bank may, at all times, proceed directly against Borrower to enforce payment of Borrower’s Indebtedness and shall not be required first to enforce its rights in the Collateral or any other security granted to it. Bank shall not be required to take any action of any kind to preserve, collect, or protect Borrower’s rights in the Collateral or any other security granted to it.

11.4 Sales of Collateral. The sale by Bank of less than the whole of the Collateral shall not exhaust the rights of Bank hereunder, and Bank is specifically empowered to make successive sales hereunder until the whole of the Collateral shall be sold. If the Proceeds of any sale of less than the whole of the Collateral shall be less than the aggregate of the Indebtedness, this Agreement and the security interests created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; provided however, that Borrower shall never have any right to require sale of less than the whole of the Collateral but Bank has the right, at its sole election, to sell less than the whole of the Collateral.

11.5 Performance by Bank. If Borrower fails to perform any covenant, duty, or agreement contained in any of the Security Documents, then Bank may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Bank, promptly pay any amount expended by Bank in such performance or attempted performance to Bank at its principal office in Dallas, Texas together with interest thereon at the Maximum Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Bank shall not assume any Liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Security Documents and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Bank the right or power to exercise control over the management and affairs of Borrower.

11.6 Administrative Fees. Upon the violation by Borrower of any material representation, warranty or covenant set forth in this Agreement or in any of the Security Documents, Borrower agrees to pay to Bank, upon demand, an administrative fee in an amount determined by Bank from time to time to cover the extra labor and expense involved in addressing and monitoring any such violation; provided however, that should such administrative fee constitute interest under any applicable law, such fee shall not, together with other interest to be paid, charged, contracted for, received, reserved against, or taken on the Indebtedness arising under any of the Security Documents, exceed the Maximum Rate. Borrower acknowledges that any fee due under this Section is a bona fide administrative fee and is intended as reasonable compensation to Bank for labor and expense as described above and for no other purpose. No demand for or acceptance of an administrative fee under this Section by Bank shall be construed as a waiver by Bank of any right or remedy of Bank or of any obligation of Borrower under this Agreement or any of the Security Documents. Bank shall not be deemed to have waived any of its rights or remedies unless such waiver be in writing and signed by Bank.

REVOLVING LOAN AND SECURITY AGREEMENT	26

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 12

DEPOSITS

Bank, any participant, and any other holder of all or any part of the Indebtedness are hereby given a continuing lien as additional security for all Indebtedness hereunder upon any and all moneys, securities, and other property of Borrower, and the Proceeds thereof, now or hereafter held or received by or in transit to Bank, such participant, or such holder from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Bank, such participant, or such holder at any time existing. Upon the occurrence and continuation of an Event of Default, such participant, or such holder may apply or set off the same against the Indebtedness and indebtedness hereby secured, without notice and without liability. Borrower agrees that any other person or entity purchasing participation from Bank in the Indebtedness may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such person or entity was the direct creditor of Borrower in the amount of such participation.

SECTION 13

MISCELLANEOUS

13.1 Accounting Reports. All financial reports or projections furnished by any Person to Bank pursuant to this Agreement shall be prepared in such form and such detail as shall be reasonably satisfactory to Bank, shall be prepared on the same basis as those prepared by such Person in prior years, and, where applicable, shall be the same financial reports and projections as those furnished to such Person’s officers and directors.

13.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Bank under the Security Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any Security Document, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar, or other instances without such notice or demand.

13.3 Payment of Expenses. Borrower agrees to pay Bank on demand all reasonable costs and expenses of Bank, incurred in connection with the preservation and enforcement of Bank’s rights under the Security Documents, and all reasonable costs and expenses of Bank (including without limitation the reasonable fees and expenses of Bank’s counsel) in connection with the negotiation, preparation, execution, delivery, and administration of the Security Documents. Following notice, Bank may, at its option, debit Borrower’s Loan Account or any Depository Account to pay such expenses. Borrower agrees to pay interest on amounts which Borrower fails or refuses to pay, at the Maximum Rate from the date of such expenditure until paid.

13.4 Notices. Any communications required or permitted to be given by any of the Security Documents must be (a) in writing and personally delivered or mailed by prepaid certified or registered mail, or (b) made by electronic or facsimile transmission delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party shown opposite its name on the signature pages hereof. Any such communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or three (3) days after deposit if sent by certified or registered mail or, if transmitted by electronic or facsimile transmission, on the day that such communication is transmitted as aforesaid subject to telephone confirmation of receipt, provided that if such notice is delivered or deemed to have been delivered on a day that is not a Business Day or after 5:00 p.m. Central Time, such notice shall be deemed to have been delivered on the following Business Day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section.

REVOLVING LOAN AND SECURITY AGREEMENT	27

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.5 Governing Law. This Agreement has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement, and interpretation of this Agreement and all of the other Security Documents.

13.6 Choice of Forum; Consent to Service of Process and Jurisdiction. Any suit, action, or proceeding against Borrower with respect to this Agreement, the Revolving Note, or other Security Documents, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as Bank in its sole discretion may elect, and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Borrower hereby irrevocably consents to the service of process in any suit, action, or proceeding in said court by the mailing thereof by Bank by registered or certified mail, postage prepaid, to Borrower’s address shown opposite its name on the signature pages hereof. Nothing herein or in any of the other Security Documents shall affect the right of Bank to serve process in any other manner permitted by law or shall limit the right of Bank to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdiction. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement, the Revolving Note, or any other Security Documents brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum. Any action or proceeding by Borrower against Bank shall be brought only in a court located in Dallas County, Texas.

13.7 Invalid Provisions. Any provision of any Security Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall not invalidate the remaining provisions of such Security Document which shall remain in full force and the effect thereof shall be confined to the provision held invalid or illegal.

13.8 Maximum Interest Rate. Regardless of any provision contained in any of the Security Documents, Bank shall never be entitled to receive, collect, or apply as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) on the Revolving Note any amount in excess of interest calculated at the Maximum Rate, and, in the event that Bank ever receives, collects, or applies as interest any such excess, then the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Indebtedness is paid in full, then any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Bank shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Revolving Note; provided that, if the Revolving Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then Bank shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Revolving Note and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Rate.

13.9 Non-Liability of Bank. The relationship between Borrower and Bank is, and shall at all times remain, solely that of borrower and Bank, and Bank has no fiduciary or other special relationship with Borrower.

REVOLVING LOAN AND SECURITY AGREEMENT	28

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.10 Successors and Assigns. The Security Documents shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors, assigns, and legal representatives; provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties, or obligations thereunder. Bank reserves the right to sell all or a portion of its interest in the Revolving Loan and Bank has the right to disclose any information in its possession regarding Borrower or any assets pledged to Bank in connection herewith to any potential transferee of the Loan or any part thereof.

13.11 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

13.12 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Revolving Note and the making of the Revolving Loan.

13.13 Participations. Bank has the right to enter into participation agreements with other banks with respect to the Revolving Note, and grant participations ratably in the other loan documents, but such participation shall not affect the rights and duties of Bank hereunder vis-à-vis Borrower. Each actual or proposed participant shall be entitled to receive all information received by Bank regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

13.14 No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall any Security Document or any course of conduct by any party hereto be construed to make or render Bank or any of its officers, directors, agents, or employees liable (a) to any materialman, supplier, contractor, subcontractor, purchaser, or lessee of any property owned by Borrower, or (b) for debts or claims accruing to any such Persons against Borrower.

13.15 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

13.16 Cross Pledge and Cross Default. Borrower hereby acknowledges, confirms and ratifies that all Collateral and /or continuing guaranties being granted or pledged to Bank or in which Bank was granted a security interest to secure any one of or all of Borrower’s other obligations to Bank also secures the Indebtedness. Borrower further acknowledges and agrees that any Event of Default under any other note or loan agreement, by Borrower in favor of Bank shall constitute an Event of Default under the Security Documents and any Event of Default hereunder shall constitute an Event of Default under any loan agreement or note by Borrower in favor of Bank.

13.17 USA Patriot Act. Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”); it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with the Patriot Act, and Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of the Patriot Act.

REVOLVING LOAN AND SECURITY AGREEMENT	29

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.18 Entirety. THIS AGREEMENT, THE NOTE, AND THE OTHER SECURITY DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS TO WHICH BORROWER IS A PARTY MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

13.19 Waiver of Jury Trial. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER, BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTACT, TORT OR OTHERWISE.

13.20 Errors and Omissions. If requested by Bank, Borrower shall fully cooperate in the correction of any Security Document so that all Security Documents accurately describe the Loan. In the event that Borrower fails to comply with Bank’s requests within thirty (30) days, Borrower agrees to pay all costs and expenses incurred by or on behalf of Bank (including attorneys’ fees) in connection with any such correction.

Signature Pages Follow

REVOLVING LOAN AND SECURITY AGREEMENT	30

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Address for Notice:

1920 Hutton Court, Suite 300
Farmers Branch, Texas 75234
Attn: William M. Aisenberg
E-mail: Bill.Aisenberg@ironclad.com

1920 Hutton Court, Suite 300
Farmers Branch, Texas 75234
Attn: William M. Aisenberg
E-mail: Bill.Aisenberg@ironclad.com

BORROWER:

IRONCLAD PERFORMANCE WEAR CORPORATION, a California corporation

By: /s/ William M. Aisenberg

William M. Aisenberg, Executive Vice President & CFO

IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada corporation

By: /s/ William M. Aisenberg

William M. Aisenberg, Executive Vice President & CFO

Address for Notice: 600 North Pearl Street Suite 2500 Dallas, Texas 75201 Attn: Rick Rodman E-mail: rick.rodman@capitalone.com	BANK: CAPITAL ONE, N.A. By: /s/ Rick Rodman Rick Rodman, Senior Vice President

REVOLVING LOAN AND SECURITY AGREEMENT	31

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBITS

Exhibit “A” – Compliance Certificate

Exhibit “B” – Borrowing Base Report

Exhibit “C” – Closing Documents

SCHEDULES

Schedule 5.6 – Offices

Schedule 5.9 – Litigation

Schedule 5.13 – Subsidiaries and Affiliates

Schedule 5.18 – Intellectual Property

Schedule 7.3(b) – Subordinated Debt

Schedule 7.5 – Liens

REVOLVING LOAN AND SECURITY AGREEMENT	32

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT “A”

Compliance Certificate

COMPLIANCE CERTIFICATE

FOR THE QUARTER ENDED __________________ (THE “SUBJECT PERIOD”)

BANK: CAPITAL ONE, N.A.

BORROWER: IRONCLAD PERFORMANCE WEAR CORPORATION, a California corporation and IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada corporation

This certificate is delivered under the Loan and Security Agreement (the “Agreement”) dated as November 28, 2014, between Borrower, Bank and the guarantors named therein. Capitalized terms when used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. I certify to Bank that, on the date of this certificate, (a) the Financial Statements of Borrower attached to this certificate were prepared in accordance with GAAP, and present fairly the financial condition and results of operations of Borrower as of the end of and for the Subject Period, (b) no Potential Default or Event of Default currently exists or has occurred which has not been cured or waived by Bank, and (c) the status of compliance by Borrower with certain covenants of the Agreement at the end of the Subject Period is set forth below:

In Compliance as of

End of Subject Period?

(Please Indicate)

1.	Financial Statements and Reports

(a)	Provide audited annual financial statements of Borrower within

120 days after the last day of each fiscal year. Yes No

(b)	Provide annual budget (to include CapEx schedule) of Borrower within

120 days after the last day of each fiscal year. Yes No

(c)	Provide quarterly financial statements of Borrower within

45 days after the last day of each fiscal quarter. Yes No

(d)	Provide a Compliance Certificate within 45 days after the last day of each fiscal quarter Yes No

(e)	Provide a Borrowing Base Certificate within 30 days after

the last day of each month. Yes No

(f) Provide such reports required in accordance with 6.1(f) Yes No

(g)	Provide customer listing and customer addresses within

20 days after the last day of each fiscal year. Yes No

EXHIBIT "A TO REVOLVING LOAN AND SECURITY AGREEMENT	33

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.	Financial Covenants

(a) Minimum Debt Service Coverage Ratio, calculated as of the last day of the calendar quarter in accordance with Section 7.15(a) of the Agreement.

This calculation is for the preceding twelve month period:

(a)                EBITDAS $_______

(b)               Interest Expense $_______

(c)                Principal Payments of Debt $_______

(d)               Lease Payments $_______

(e)                Distributions $_______

(f)                [(b) + (c) + (d) + (e)] $_______

(g)                Debt Service Coverage Ratio [(a) / (f)] $_______

Line (g) must be equal to or greater than [***] to [***].

(b) Tangible Net Worth*, calculated as of the last day of the calendar quarter in accordance with Section 7.15(b) of the Agreement. $_______

[Total Assets – Intangibles – Total Liabilities + Subordinated Debt]

Date: _______ ___, 201__

IRONCLAD PERFORMANCE WEAR CORPORATION, a California corporation

By:___________________________________

_______________, _________________

IRONCLAD PERFORMANCE WEAR CORPORATION, a Nevada corporation

By:___________________________________

_______________, _________________

*“Tangible Net Worth” means, with respect to any Person, net worth plus all Subordinated Debt, less (i) any and all loans and other advances to Affiliates, subsidiaries, parent, employees, officers, stockholders, directors, or other related entities; (ii) notes, notes receivable, accounts, accounts receivable, inter-company receivable, and other amounts owing from Affiliates, subsidiaries, parent, employees, officers, stockholders, directors, or other related entities; (iii) treasury stock, good will, trademarks, trade names, patents, and deferred charges; and (iv) any and all other intangible assets, calculated in accordance with GAAP.

EXHIBIT "A" TO REVOLVING LOAN AND SECURITY AGREEMENT	34

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT “B”

Borrowing Base Certificate

[see attached]

EXHIBIT "B" TO REVOLVING LOAN AND SECURITY AGREEMENT	35

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT “C”

Closing Documents

1.	Revolving Line of Credit Note in the original principal amount of $6,000,000.00, executed by Borrower;

2.	Revolving Loan and Security Agreement, executed by Borrower;

3	Notice of Final Agreement;

4.	Resolutions and Consents for Borrower;

5.	UCC-1 Financing Statement;

6.	Articles of Incorporation and Bylaws of Borrower;

7.	Certificate of Existence and Good Standing issued by applicable governmental authorities;

8.	UCC search;

9.	Post-Closing Letter; and

10.	Landlord’s Waivers.

EXHIBIT "C" TO REVOLVING LOAN AND SECURITY AGREEMENT	36

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5.6

Offices

1. 1920 Hutton Court, Suite 300

Farmers Branch, Texas 75234 (executive office)

2. 29010 Commerce Center Drive

Valencia, California, 91355 (location of inventory, pursuant to agreement to provide warehousing, assembly, packaging and fulfillment services with AMS Fulfillment, Inc.)

SCHEDULE 5.6 TO REVOLVING LOAN AND SECURITY AGREEMENT	37

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5.9

Litigation

NONE

SCHEDULE 5.9 TO REVOLVING LOAN AND SECURITY AGREEMENT	38

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5.13

Subsidiaries and Affiliates

NONE

SCHEDULE 5.13 TO REVOLVING LOAN AND SECURITY AGREEMENT	39

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5.18

Intellectual Property

[TO BE PROVIDED WITHIN 30 DAYS OF CLOSING BY BORROWER]

SCHEDLUE 5.18 TO REVOLVING LOAN AND SECURITY AGREEMENT	40

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 7.3(b)

Subordinated Debt

NONE

SCHEDULE 7.3 TO REVOLVING LOAN AND SECURITY AGREEMENT	41

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 7.5

Liens

NONE

SCHEDULE 7.5 TO REVOLVING LOAN AND SECURITY AGREEMENT	42